Exhibit 10.10

                           THE PEOPLES HOLDING COMPANY
                           DEFERRED COMPENSATION PLAN
                                 AMENDMENT NO. 2

     Whereas, the Board of Directors of The Peoples Holding Company (the "Company") approved and adopted The Peoples Holding Company Deferred Compensation Plan, a form of nonqualified deferred compensation plan intended to provide for the deferral of compensation by key executives and officers of the Company, for the determination and crediting of gains and loss with respect thereto by reference to the $5.00 par value voting common stock issued by the Company (the "Common Stock"), and for the distribution of benefits in the form of Common Stock, all first effective as of January 1, 2002 (the "Plan");

     Whereas, the Company now desires to amend the Plan terms with respect to allocations and to permit Company credits in addition to participant deferrals;

     Now, Therefore, the Plan shall be amended as follows:

                                   Article 13
                               General Provisions

     Effective as of April 16, 2003, Section 13.6, Allocation Date, shall be amended and restated to read in its entirety as follows:

     13.6 Allocation Date. Notwithstanding any provision of the Plan to the contrary, the number of shares of Common Stock allocated and credited to the Account of a Participant herein shall be determined as follows:

     a. With respect to such Participant's Deferrals of Base Salary or Director Compensation, allocate on the last business day of each calendar quarter in which any such Deferrals are made, by dividing (i) the aggregate amount of such Deferrals made during such quarter, by
          (ii) the average (mean) of the closing sales prices of Common Stock as of each date on which such Base Salary or Director Compensation was otherwise payable to such Participant (or if any such date is not a trading date, then the closing sales price as of the immediately succeeding trading date).

     b. With respect to such Participant's Deferral of any Bonus, allocate on the business day immediately following the date on which any such Bonus is otherwise payable to the Participant, determined by dividing
          (i) the amount of such Deferral, by (ii) the closing sales prices of Common Stock as of the date on which such Bonus was otherwise payable to such Participant (or if any such payment date is not a trading date, then the closing sales price as of the immediately succeeding trading date).

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     c.   With   respect  to  any  Company   Credit  for  the  benefit  of  such
          Participant, allocate on the business day immediately following the date on which any such credit is made by the Board of Directors of the Company (or such later date as may be required by law), a condition of any such credit shall be that if a Participant is an employee, he or she shall be employed as of such date or if a Participant is a director or former director, he or she shall be, or shall have retired in, good standing as of such date. If and to the extent any such credit is made in the form of cash, the number of units allocated to the Participant's Account shall be determined, by dividing (i) the amount of any such credit, by (ii) the closing sales price of Common Stock as of the date on which such credit was made (or if such date is not a trading date, the immediately succeeding trading date).

                                   Article 14
                                Company Credits

     Effective as of April 16, 2003, Article 14, Company Credits, shall be added to the Plan to read in its entirety as follows:

     14.1 Company Credits. The Committee, in its sole discretion, may credit additional amounts to the Account of any Participant hereunder; any such credit shall be made to a separate account or subaccount maintained under each affected Participant's Account. The amount of any such credit need not be uniform with respect to all Participants, but may be made with respect to any Participant or group of Participants designated by the Committee.

     14.2 Vesting. The Committee, in its discretion, may establish a vesting schedule with respect to any Company Credits made hereunder (including earnings, gains or losses credited to such amount). The Committee shall provide written notice of any such schedule to each affected Participant; any such schedule need not be uniform with respect to all Participants or each Company Credit made hereunder.

     14.3 Additional Limits on Company Credits. The Committee, in its sole discretion, may impose additional limitations on the portion of a Participant's Account attributable to Company Credits hereunder. Such limitations may include, but shall not be limited to, a restriction on the time or times at which amounts representing such credits may be distributed and a prohibition against early withdrawals for any purpose. Any such restrictions or limitations shall be evidenced by a written agreement between the Committee and each affected Participant. Such additional restrictions and limitations need not be uniform with respect to all Participants, but may be made with respect to any Participant or group of Participants designated by the Committee.

     14.4 Investment, Withdrawals and Distributions of Company Credits. Except to the extent of any restrictions or limitations set forth in a written agreement between the Committee and each affected Participant, including, but not limited to any vesting schedule, the investment of Company Credits, withdrawal of Company Credits and distribution of Company Credits shall be in accordance with the provisions and procedures set forth in the Plan for Participant Deferrals.

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     This  Amendment No. 2 was approved by the Board of Directors of the Company on April 15, 2003.

WITNESSES:                                THE PEOPLES HOLDING COMPANY

 /s/ Stuart Johnson                    By:  /s/ Ray Smith
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 /s/ Karen Dixon                       Its:  Plan Administrator
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                                       Date: April 15, 2003
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